SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	73-1565725
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

1350 South Boulder, Suite 1100
Tulsa, Oklahoma	74119-3295
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-62290

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants to Purchase Common Stock

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the warrants registered hereunder by Syntroleum Corporation, a Delaware corporation, is incorporated by reference from the description of such warrants contained in the Prospectus Supplement dated October 30, 2003 relating to such warrants filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

1.	Certificate of Incorporation of the Company (incorporated by reference to Annex B to the Proxy Statement of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 12, 1999).

2.	Bylaws of the Company (incorporated by reference to Annex C to the Proxy Statement of the Company filed with the Commission on May 12, 1999).

3.	Amended and Restated Rights Agreement dated as of January 31, 1997 and amended and restated on June 17, 1999 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 1999).

4.	First Amendment to the Amended and Restated Rights Agreement dated as of October 31, 2003 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2003).

5.	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company dated June 16, 1999 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 1999).

6.	Warrant Agreement dated November 4, 2003 by and between the Company and The American Stock Transfer and Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2003.

7.	Form of Warrant Certificate (included in Warrant Agreement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYNTROLEUM CORPORATION

Date: November 4, 2003	By:	/s/ Richard Edmonson Richard Edmonson Vice President, General Counsel and Secretary